UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b)    Engagement of New Independent Registered Public Accounting Firm

As set forth in the Form 8-K filed by The KeyW Holding Corporation (the “Company”) on March 23, 2017, and as amended on March 24, 2017, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. On April 5, 2017, the Company engaged Deloitte & Touche LLP (“D&T”) as the Company’s new independent registered public accounting firm. The engagement of D&T was approved by the Audit Committee.

During the Company’s two most recent fiscal years ended December 31, 2016 and December 31, 2015, and during the subsequent interim period preceding D&T’s engagement, neither the Company, nor anyone on its behalf, has consulted D&T with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Michael J. Alber
DATE: April 5, 2017	Michael J. Alber
Executive Vice President and Chief Financial Officer